UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

NEXTERA ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

10 High Street
Boston, Massachusetts 02110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 24, 2006
To our stockholders:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Nextera Enterprises, Inc., a Delaware corporation, will be held at the Omni Parker House Hotel, 60 School Street, Boston, MA 02108 on May 24, 2006 at 9:00 a.m. local time, for the following purposes:

1. To elect nine directors to hold office until the next Annual Meeting of Stockholders or until their successors have been elected and have qualified. Our current Board of Directors has nominated and recommends for election as directors the following nine persons:

Ralph Finerman	Alan B. Levine	Michael P. Muldowney
Steven B. Fink	Stanley E. Maron	Richard V. Sandler
Keith D. Grinstein	Joseph J. Millin	Scott J. Weiss

2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

3. To transact such other business as may properly come before the Annual Meeting or any continuation, adjournment or postponement thereof.
      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
      The Board of Directors has fixed the close of business on April 11, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation, adjournment or postponement thereof.

By Order of the Board of Directors

Stanley E. Maron
Secretary
April 24, 2006
Boston, Massachusetts
      All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, sign, date and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain a proxy issued in your name from the record holder.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
COMPENSATION OF DIRECTORS
BOARD AND COMMITTEE MEETINGS
MANAGEMENT
EXECUTIVE COMPENSATION
STOCK OPTION GRANTS IN 2005
PERFORMANCE GRAPH
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
APPENDIX A

10 High Street
Boston, Massachusetts 02110

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING
General
      The enclosed proxy is solicited by the Board of Directors of Nextera Enterprises, Inc., a Delaware corporation (“Nextera”) for use at the Annual Meeting of Stockholders to be held on May 24, 2006, at 9:00 a.m. local time (the “Annual Meeting”), or at any continuation, adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Omni Parker House Hotel, 60 School Street, Boston, MA 02108. The approximate date on which this proxy statement and the accompanying proxy card were first sent to stockholders was April 24, 2006. As used in this proxy statement, the terms “we,” “us,” “our,” and “ours” refer to Nextera and its wholly owned subsidiaries.
Solicitation
      We will bear the cost of soliciting proxies for the upcoming Annual Meeting. We will ask banks, brokerage houses, fiduciaries and custodians holding stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such stock, and we will reimburse them for their reasonable expenses in doing so. In addition to soliciting proxies by mail, we and our directors, officers and regular employees may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to our directors, officers or other regular employees for such services.
Voting Rights and Outstanding Shares
      Stockholders of record at the close of business on April 11, 2006 (the “record date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the record date, Nextera had outstanding and entitled to vote 38,492,851 shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), 3,844,200 shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock,” and together with the Class A Common Stock the “Common Stock”), and 49,745 shares of Series A Cumulative Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”).
      Holders of Nextera’s Class A Common Stock of record on the record date will be entitled to one vote per share on all matters to be voted upon for each share of Class A Common Stock held. Holders of Nextera’s Class B Common Stock of record on the record date will be entitled to ten votes per share on all matters to be voted upon for each share of Class B Common Stock held. Holders of Nextera’s Series A Preferred Stock on the record date will be entitled to 145 votes per share (which equals the number of whole shares of Class A Common Stock into which one share of Series A Preferred Stock is convertible as of the record date) on all matters to be voted upon for each share of Series A Preferred Stock held.

      A quorum is necessary for the transaction of business at the Annual Meeting. A quorum exists when holders of a majority of the voting power of the shares of Nextera’s capital stock issued and outstanding and entitled to vote are present in person or represented by proxy. The presence of the quorum will be determined, and all votes will be tabulated, by the inspector of elections appointed for the meeting. The inspector of elections will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., shares held by a broker or nominee that are represented at the meeting but which the broker or nominee is not empowered to vote on a particular proposal). Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved.
Revocability of Proxies
      Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with our Secretary at our principal executive offices, 10 High Street, Boston, Massachusetts 02110, a written notice of revocation or a duly executed proxy bearing a later date. A stockholder of record at the close of business on the record date may vote in person if present at the meeting, whether or not he or she has previously given a proxy. Attendance at the meeting will not, by itself, revoke a proxy.
PROPOSAL 1
ELECTION OF DIRECTORS
      The Board of Directors currently consists of nine members. Nextera’s Second Amended and Restated Bylaws (the “Bylaws”) provide that the Board of Directors shall be elected at the annual meeting of stockholders and each director shall serve until such person’s successor is elected and qualified or until such person’s death, retirement, resignation or removal. Nextera’s Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Bylaws provide that the number of directors that shall constitute the whole Board of Directors shall not be less than seven and not more than thirteen directors, and that the exact number of directors shall be determined by one or more resolutions adopted from time to time by the Board of Directors. The authorized number of directors is currently set at nine. Each of the nominees for election is currently a member of our Board of Directors and is standing for re-election by the stockholders. If elected at the Annual Meeting, each of the nine nominees would serve until Nextera’s next Annual Meeting of Stockholders, in each case until a successor is elected and has qualified, or until such director’s earlier death, resignation or removal.
      Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.
      Biographical information for each person nominated as a director is set forth below.
Ralph Finerman
      Mr. Finerman, 70, currently serves as a director of Nextera, a position he has held since August 1998. Mr. Finerman also serves as an officer or director of other privately held affiliates of Mounte LLC (successor to Krest, LLC, Knowledge Universe, Inc. and Knowledge Universe LLC) and subsidiaries of Nextera. Mounte LLC beneficially owns or controls approximately 64.7% of the voting power of our outstanding Common Stock and Series A Preferred Stock. Mr. Finerman is a certified public accountant and an attorney and practiced in New York prior to forming RFG Financial Group, Inc. in 1994. Mr. Finerman currently serves as President of RFG Financial Group.
Steven B. Fink
      Mr. Fink, 55, currently serves as a director of Nextera, a position he has held since February 1997. Mr. Fink previously served as Chairman of the Board of Directors of Nextera between October 1999 and December 2001. Mr. Fink serves as a manager of Mounte LLC, and serves as an officer or director of other public and privately held affiliates of Mounte LLC. Mr. Fink has served as the Chief Executive Officer of Lawrence Investments, LLC, a private company, since May 2000. Mr. Fink is Chairman of the Board of Directors of LeapFrog Enterprises, Inc., and serves as director of Nobel Learning Communities, Inc., C-COR Incorporated and Spring Group, PLC.
Keith D. Grinstein
      Mr. Grinstein, 45, currently serves as a director of Nextera, a position he has held since January 2000, and serves on Nextera’s Audit and Compensation Committees. Mr. Grinstein was a director of Nextel International, Inc. from January 1996 until October 2002, and served as its President from January 1996 until March 1999 and its Chief Executive Officer from January 1996 until August 1999. From 1993 to 1996 Mr. Grinstein held senior operating positions with AT&T Wireless Services, Inc., formerly McCaw Cellular Communications, Inc. From 1990 to 1992 Mr. Grinstein served as Senior Vice President, General Counsel and Secretary of LIN Broadcasting Company. Mr. Grinstein is Chairman of the board of directors of Coinstar, Inc. and is also a director of F5 Networks, Inc and Labor Ready Inc.
Alan B. Levine
      Mr. Levine, 62, currently serves as a director of Nextera, a position he has held since June 2003, and serves as Chairman of Nextera’s Audit Committee in addition to serving on Nextera’s Compensation Committee. Mr. Levine, a certified public accountant, currently provides interim CFO and entrepreneurial consulting services through ABL Associates, a private consulting firm which he founded in May 2002. Mr. Levine serves on the board of RBC Bearings, Incorporated where he is the Chairman of the Audit Committee. Mr. Levine served as a director and Chief Financial Officer of Virtual Access Networks, Inc. from September 2001 to April 2002 and Vice President, Chief Financial Officer and Treasurer of Marathon Technologies Corporation from October 1998 to September 2001. In February 2003, Marathon Technologies Corporation filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. Mr. Levine was a partner with Ernst & Young LLP from 1986 to September 1998.
Stanley E. Maron
      Mr. Maron, 58, currently serves as a director and as Secretary of Nextera, positions he has held since February 1997. Mr. Maron serves on Nextera’s Compensation Committee. Mr. Maron is also a director of LeapFrog Enterprises, Inc., Secretary of Mounte LLC and serves as an officer and/or director of various privately held affiliates of Mounte LLC and subsidiaries of Nextera. Mr. Maron is a senior partner in the law firm of Maron & Sandler, a position he has held since September 1994.
Joseph J. Millin
      Mr. Millin, 52, was elected as a director and President of Nextera on March 9, 2006 in connection with the closing of the purchase of the assets of the Woodridge business (the “Transaction”). As a condition to the closing of the Transaction, Nextera was required to increase the size of the Board of Directors from seven to nine members, and Mr. Millin was elected to fill one of the resultant vacancies. Mr. Millin also serves as the Chief Executive Officer and President of Woodridge Labs, Inc. (“Woodridge”) (formerly known as W Lab Acquisition Corp.), a wholly owned subsidiary of Nextera, in accordance with the terms of his employment agreement with us. Mr. Millin has served as the President and a director of Jocott Enterprises, Inc. (formerly known as Woodridge Labs, Inc.) since its formation in 1996, which positions he continues to hold.

Michael P. Muldowney
      Mr. Muldowney, 42, currently serves as a director, the Chief Financial Officer and the Chief Operating Officer of Nextera. Mr. Muldowney was elected to the board in May 2005. In addition, Mr. Muldowney was appointed Chief Operating Officer effective as of March 9, 2006. He held the position of President from December 2003 until March, 2006, and has held the position of Chief Financial Officer since January 1999. Previously, Mr. Muldowney served as our Chief Operating Officer from February 2003 until December 2003 and Vice President, Finance from May 1997 until May 1998. Mr. Muldowney also serves as an officer of certain subsidiaries of Nextera. Mr. Muldowney is a former licensed certified public accountant and was corporate controller as well as a principal of Mercer Management Consulting, Inc. from 1992 to May 1997, and held various other financial management positions with Mercer from 1989 to 1992.
Richard V. Sandler
      Mr. Sandler, 57, currently serves as Chairman of the Board of Directors of Nextera, a position he has held since December 2003, and has been a director of Nextera since February 1997. Previously, Mr. Sandler served as Vice-Chairman of Nextera from February 2003 until December 2003. Mr. Sandler serves on Nextera’s Compensation Committee. Mr. Sandler also serves as an officer and/or director of other privately held affiliates of Mounte LLC and subsidiaries of Nextera. Mr. Sandler is a senior partner in the law firm of Maron & Sandler, a position he has held since September 1994.
Scott J. Weiss
      Mr. Weiss, 50, was elected as a director of Nextera on March 9, 2006 in connection with the closing of the Transaction. As a condition to the closing of the Transaction, Nextera was required to increase the size of the Board of Directors from seven to nine members, and Mr. Weiss was elected to fill one of the resultant vacancies. Mr. Weiss also serves as the Chief Financial Officer of Woodridge, a wholly owned subsidiary of Nextera, in accordance with the terms of his employment agreement with us. Mr. Weiss has served as the Chief Financial Officer, Secretary and a director of Jocott Enterprises, Inc. since its formation in 1996, which positions he continues to hold. Mr. Weiss is a licensed certified public accountant and is the President and director of Weiss Accountancy Corporation.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH NOMINEE NAMED ABOVE.

COMPENSATION OF DIRECTORS
      During 2005, independent directors (Messrs. Grinstein and Levine) received an annual cash retainer fee of $20,000 payable in equal quarterly sums of $5,000, with each quarterly payment being conditioned on participation in at least 75% of the director’s Board and Committee activities and duties during that calendar quarter. During 2005, Messrs. Finerman, Fink, and Maron received an annual cash retainer fee of $8,000 payable in equal quarterly sums of $2,000, with each quarterly payment being conditioned on participation in at least 75% of the director’s Board and Committee activities and duties during that calendar quarter. Additionally, except for Messrs. Millin, Muldowney, Sandler, and Weiss, each director is paid an in-person meeting fee of $1,000 and a telephonic meeting fee of $500 for each meeting attended. Mr. Sandler received a fee of $20,000 per month for his services as Chairman, which fee was reduced to $6,667 effective January 1, 2006. Directors are reimbursed for all expenses incurred in connection with attendance at Board and committee meetings. During 2005, all of the directors other than Mr. Muldowney received options to purchase 25,000 shares of Class A Common Stock with an exercise price of $0.43 per share, which was equal to the closing trading price of Nextera’s Class A Common Stock on the date of the grant.
BOARD AND COMMITTEE MEETINGS
      Nextera’s Board of Directors held a total of four meetings during the year ended December 31, 2005. During the past fiscal year, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of committees of the Board on which he served during the period in which he was a director or committee member. Two of our directors were present in person or telephonically at our annual meeting of stockholders held on May 19, 2005. We do not have a policy regarding attendance by directors at our annual meetings of stockholders.
Director Nomination Process
      We do not have a nominating committee, nor have we adopted a charter with respect to the nomination of director candidates. Nominations for director are considered and made by the entire Board of Directors. The Board of Directors does not believe that it is meaningful or appropriate to have a nominating committee because a single stockholder, Mounte LLC, controls approximately 64.7% of the voting power of Nextera’s Common Stock and Series A Preferred Stock. Mounte LLC has sufficient voting power to elect all of the members of the Board of Directors.
      We have also not adopted a policy regarding consideration of director candidates recommended by stockholders as we have not received nominations for directors from security holders and a single stockholder, Mounte LLC, is able to elect all of the members of the Board of Directors due to the voting power of Nextera’s securities held by Mounte LLC. We do not have any specific, minimum qualifications that we apply to potential nominees for director. Because of the above mentioned factors, we have not implemented a process for identifying and evaluating nominees for director.
Committees of the Board of Directors
      The Board of Directors has established an Audit Committee and a Compensation Committee. There are no other committees of the Board of Directors.
      The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee currently consists of Mr. Levine, Chairman, and Mr. Grinstein. The Board of Directors has determined that each of Messrs. Grinstein and Levine is an “independent” director as defined by the rules and regulations of The Nasdaq Stock Market. The Board of Directors has determined that Mr. Levine meets the requirements of an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission (the “SEC”).
      The Audit Committee makes recommendations concerning the engagement of independent registered public accounting firms; reviews the scope of the audit examination, including fees and staffing; reviews the independence of the independent registered public accounting firm; reviews non-audit services provided by the independent registered public accounting firm; reviews findings and recommendations of independent registered public accounting firm and management’s response; and reviews the internal control function. The Audit Committee is governed by a written charter, which is attached to this proxy statement as Exhibit A. The Audit Committee held six meetings during the year ended December 31, 2005.
      The Compensation Committee consists of Messrs. Grinstein, Levine, Maron and Sandler. The Compensation Committee reviews management compensation programs; approves compensation changes for senior executive officers; reviews compensation changes for senior management and other employees; and approves grants and administers awards under our option plans. The Compensation Committee held one meeting during the year ended December 31, 2005.
Communication with the Board of Directors
      The Board of Directors has adopted a process by which stockholders may communicate directly with the Board of Directors or any individual director. Stockholders wishing to communicate with the Board of Directors or an individual director should send communications addressed to the Board or the individual director, as applicable, Nextera Enterprises, Inc., 10 High Street, Boston, Massachusetts 02110, c/o Michael P. Muldowney, Chief Operating Officer and Chief Financial Officer. All communications sent by stockholders in this manner will be forwarded to the Chairman of the Board of Directors, or to individual directors in the case of communications specifically addressed to an individual director, for consideration.
Compensation Committee Interlocks and Insider Participation
      The Compensation Committee consists of Messrs. Grinstein, Levine, Maron and Sandler. The law firm of Maron & Sandler has provided legal services to us since February 1997. Messrs. Maron and Sandler are partners of Maron & Sandler. In 2005, Maron & Sandler billed us approximately $25,000 for legal services rendered. Mr. Sandler also serves as our Chairman and Mr. Maron serves as our Secretary. Since Mr. Sandler became Vice-Chairman and subsequently Chairman of Nextera, no legal fees relating to Mr. Sandler’s services to Nextera have been billed to us. Neither Mr. Grinstein nor Mr. Levine has at any time been an officer or employee of Nextera or any of its subsidiaries.
MANAGEMENT
      Biographical information for our executive officers who are not directors is set forth below. There are no family relationships between any director or executive officer and any other director or executive officer. Executive officers serve at the discretion of the Board of Directors. Officers are elected by the Board of Directors annually at its first meeting following the Annual Meeting of Stockholders.
Executive Officer

Michael J. Dolan
      Mr. Dolan, 39, joined us in March 2001 as our Corporate Controller. He currently serves as our Chief Accounting Officer, a position he has held since February 2003, and continues to serve as our Corporate Controller. Mr. Dolan is a certified public accountant, and was a senior manager in the Assurance & Advisory Business Services practice of Ernst & Young LLP from 1988 until joining us in 2001.
Compensation Arrangements and Employment Agreements

Michael P. Muldowney
      On October 24, 2000, Nextera entered into an employment agreement with Michael P. Muldowney, Nextera’s Chief Operating Officer and Chief Financial Officer. The agreement provides for a term of one year and automatically renews for additional one-year periods unless either party provides at least 30 days notice of its intention not to renew. Pursuant to the agreement, Mr. Muldowney currently receives an annual base salary of $310,000 and an annual discretionary bonus in an amount determined by the Board of Directors, as well as benefits under our benefit plans. Mr. Muldowney is also subject to non-competition, non-disclosure and non-solicitation covenants. Mr. Muldowney’s employment agreement provides that if his employment is terminated by Nextera without cause or by him with good cause (as defined in the employment agreement), or if

Nextera fails to renew his employment agreement, then Mr. Muldowney will be entitled to: (1) his base salary for a period of one year, (2) a bonus equal to 50% of the bonus amount, if any, paid to him during the year preceding the year of his termination, pro-rated for the length of his service during the year in which his termination occurs, (3) continuation of customary health benefits for one year, (4) immediate vesting of 50% of all unvested options granted to Mr. Muldowney for Nextera’s Class A Common Stock and (5) release from his non-competition and non-solicitation covenants.

Richard V. Sandler
      Effective February 1, 2003, Richard V. Sandler began serving as Vice Chairman of the Board of Directors on a month to month basis. Pursuant to the terms of his letter of acceptance, dated February 1, 2003, Mr. Sandler was paid $20,000 per month for such services. On January 25, 2006, Nextera and Mr. Sandler agreed to reduce the compensation paid to Mr. Sandler for his services as Chairman of the Board of Directors from $20,000 per month to $6,667 per month, effective as of January 1, 2006. Maron & Sandler does not charge Nextera for the time that Mr. Sandler spends on Nextera matters.

Michael J. Dolan
      On February 12, 2001, we entered into an oral agreement with Michael Dolan regarding his employment as our Corporate Controller, which was memorialized in a letter and later formalized in an agreement effective January 1, 2004. Under this written agreement, Mr. Dolan receives a base salary of $157,500 per year, paid semi-monthly, plus a bonus, with an annual salary review. Mr. Dolan also receives benefits under our benefit plans. In addition, Mr. Dolan is subject to non-competition, non-disclosure and non-solicitation covenants. In February 2003, Mr. Dolan was named as Nextera’s Chief Accounting Officer. Mr. Dolan’s employment agreement provides that if his employment is terminated by Nextera without cause or by him with good cause (as defined in the employment agreement), or if Nextera fails to renew his employment agreement, then Mr. Dolan will be entitled to: (1) his base salary for a period of six months, (2) a bonus equal to 25% of his base salary earned in the calendar year of the termination, (3) continuation of customary health benefits for six months, (4) immediate vesting of 50% of all unvested options granted to Mr. Dolan for Nextera’s Class A Common Stock and (5) release from his non-competition and non-solicitation covenants.

Joseph J. Millin
      On March 9, 2006, we entered into an employment agreement with Joseph J. Millin, in connection with his appointment as the President of Nextera and the President and Chief Executive Officer of its wholly owned subsidiary Woodridge. The agreement provides for a term of four years and automatically renews for additional one-year periods unless either party provides at least 30 days’ notice of its intention not to renew. If we elect not to renew his employment agreement at the end of the initial four-year term, we must give Mr. Millin at least 180 days’ notice or continue to pay his salary for a period of 180 days from the date of the termination notice. Pursuant to the agreement, Mr. Millin receives an annual base salary of $360,000, an annual discretionary bonus of an amount determined by the Board of Directors in its sole discretion, benefits under our benefit plans and various fringe benefits. In addition, Nextera agreed to reserve stock options under its stock option plan in an amount equal to five percent (5%) of the total outstanding shares of its Class A Common Stock, which will be granted to Mr. Millin and other employees of Woodridge as determined by the Board of Directors from time to time. Twenty-five percent (25%) of the options granted to Mr. Millin will vest on each of the first, second, third and fourth anniversaries of the date of the employment agreement. Mr. Millin also signed a separate agreement subjecting him to certain non-competition, non-disclosure and non-solicitation covenants. Mr. Millin’s employment agreement provides that if his employment is terminated by us without cause or by him with good reason (as defined in the employment agreement), or if we fail to renew his employment agreement, then Mr. Millin will be entitled to: (1) his base salary for a period of one year, (2) a bonus in an amount based upon the bonus amount, if any, that would have been paid to Mr. Millin for the year in which the termination occurs, pro-rated for the length of his service during the year in which his termination occurs, (3) continuation of customary benefits for one year and (4) immediate vesting of either 50% of all unvested options granted to Mr. Millin for Nextera’s Class A Common Stock or the options granted to Mr. Millin for Nextera’s Class A Common Stock which would have vested in the twelve (12) month period immediately following the date of termination, whichever is greater.

EXECUTIVE COMPENSATION
      The following table sets forth all compensation paid or accrued for the years ended December 31, 2005, 2004 and 2003 for our chief executive officer and our other two most highly compensated executive officers whose compensation exceeded $100,000 in 2005 (collectively, the “Named Executive Officers”).
Summary Compensation Table

				Long Term
				Compensation
				Awards

				Securities
		Annual Compensation		Underlying
	Fiscal			Options	All Other
Name and Position	Year	Salary	Bonus(2)	(# of Shares)	Compensation(3)

Michael P. Muldowney	2005	$310,000	$85,000	—	$14,400
President and Chief Financial	2004	$310,000	$85,000	150,000	$47,585
Officer	2003	$310,000	$337,500	400,000	$14,000
Richard Sandler(4)	2005	$240,000	$—	25,000	$—
Chairman of the Board of	2004	$240,000	$—	—	$—
Directors	2003	$220,000	$800,000	250,000	$—
Michael J. Dolan	2005	$157,500	$50,000	—	$8,300
Chief Accounting Officer and	2004	$157,500	$50,000	75,000	$13,955
Corporate Controller	2003	$157,500	$130,000	50,000	$8,000

(1)	As permitted by SEC rules, no amounts are shown with respect to certain “perquisites” where the aggregate amounts of such perquisites for a Named Executive Officer do not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus for the relevant year.

(2)	2003 bonuses for Messrs. Muldowney, Sandler and Dolan include bonuses of $162,500, $800,000 and $70,000, respectively, in consideration for services in connection with the successful completion of the sale of the economic consulting business.

(3)	All other compensation in 2004 includes accrued vacation of $33,385 and $5,755 for Messrs. Muldowney and Dolan, respectively. All Other Compensation also includes the value of defined contribution plan contributions and other miscellaneous benefits for the years 2005, 2004 and 2003.

(4)	Mr. Sandler was named Vice-Chairman of the Board of Directors and an executive officer in February 2003 and Chairman of the Board of Directors in December 2003.

Option Grants in Last Fiscal Year
      The following table sets forth information regarding stock options granted to each of the Named Executive Officers in 2005. During the year ended December 31, 2005, we granted options to purchase an aggregate of 150,000 shares of Nextera Class A Common Stock, all of which were granted to the directors of Nextera (other than Mr. Muldowney).
STOCK OPTION GRANTS IN 2005

Potential Realizable
	Individual Grants				Value at Assumed
Annual Rates of
	Number of	Percent of			Stock Price
	Securities	Total Options			Appreciation for
	Underlying	Granted to	Exercise		Option Term(2)
	Options	Employees In	Price	Expiration
Name	Granted(1)	Fiscal 2005	($/SH)	Date	5%	10%

Michael P. Muldowney	—	—	—	—	—	—
Richard V. Sandler	25,000	100%	$0.43	1/19/15	$6,761	$17,133
Michael J. Dolan	—	—	—	—	—	—

(1)	Options have a grant price that is equal to the fair market value on the date of grant. These options vest in their entirety on January 19, 2009, and vesting is contingent on Mr. Sandler continuing to be a director of Nextera.

(2)	The potential realizable values are based on an assumption that the stock price of our Class A Common Stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term, net of the option exercise price. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth of the shares of the Class A Common Stock, nor do they give effect to any actual appreciation in the Class A Common Stock. Actual gains, if any, on stock option exercises are dependent on the future performance of the Class A Common Stock and overall stock market conditions.
2005 Aggregated Option Exercises and Option Values at December 31, 2005
      The following table sets forth certain information with respect to the exercise of options to purchase Nextera’s Class A Common Stock during the year ended December 31, 2005, and the unexercised options held and the value thereof at that date, for each of the Named Executive Officers. No options were exercised by the Named Executive Officers during 2005.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at		Options at
	Shares	Value	Fiscal Year-End (#)		Fiscal Year-End ($)(1)
	Acquired on	Realized
Name	Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael P. Muldowney	—	$—	801,667	158,333	$—	$—
Richard V. Sandler	—	$—	352,396	162,604	$—	$—
Michael J. Dolan	—	$—	124,000	66,000	$—	$—

(1)	Represents the closing price per share of the underlying shares on the last trading day of 2005 less the option exercise price multiplied by the number of shares. The closing price per share was $0.34 on the last trading day of 2005 as quoted by the Pink Sheets LLC. “In-the-money” options are those for which the fair market value of the underlying securities exceeds the exercise price of the option.

Equity Compensation Plans
      The following table sets forth information with respect to our equity compensation plans in effect during the year ended December 31, 2005.

Number of
	Securities to be		Number of Securities
	Issued Upon	Weighted-Average	Remaining Available for
	Exercise of	Exercise Price of	Future Issuance Under
	Outstanding	Outstanding	Equity Compensation Plans
	Options, Warrants	Options, Warrants	(Excluding Securities
	and Rights	and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS	5,152,267	$1.91	32,714,535
EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS	250,000	0.43	—

TOTAL	5,402,267	$1.84	32,714,535

Description of Non-Security Holder-Approved Plans
      On February 19, 2004, the Compensation Committee recommended that all directors receive options to purchase shares of Nextera’s Class A Common Stock at an exercise price of $0.43 per share, the closing market price on the day the Compensation Committee made the recommendation, subject to the approval of the full Board of Directors. On March 3, 2004, the Board of Directors approved the option grant. The closing market price of Nextera’s Class A Common Stock was $0.53 on March 3, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth the beneficial ownership of Nextera’s Class A Common Stock, Class B Common Stock and Series A Preferred Stock as of March 15, 2006, by (i) all those known by us to be beneficial owners of more than 5% of Nextera’s Common Stock; (ii) each of Nextera’s directors; (iii) Nextera’s President and our other three most highly paid executive officers; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Unless otherwise indicated, the address of the persons named below is care of Nextera Enterprises, Inc., 10 High Street, Boston, Massachusetts 02110.

								Beneficial Ownership of
								Class A and B Common
								Stock and Series A
	Beneficial Ownership			Beneficial Ownership		Beneficial Ownership		Preferred Stock(1)(2)
	of Class A Common			of Class B Common		of Series A Preferred
	Stock(1)(2)			Stock(1)(2)		Stock(1)(2)			Percent of
								Percent of	Common and
	Shares			Shares		Shares		Combined	Preferred
	Beneficially		Percent	Beneficially	Percent	Beneficially	Percent	Voting	Stock
Name of Beneficial Owner	Owned		of Class	Owned	of Class	Owned	of Class	Power(3)	Outstanding

Joseph J. Millin	8,467,410	(4)	22.00	—	—	—	—	10.06	19.98
Richard V. Sandler	419,201	(5)	1.08	—	—	—	—	*	*
Michael J. Dolan	155,400	(6)	*	—	—	—	—	*	*
Steven B. Fink	8,933,813	(7)	23.13	3,844,200	100.00	49,745	100.00	64.87	30.26
Ralph Finerman	158,813	(5)	*	—	—	—	—	*	*
Keith D. Grinstein	203,813	(5)	*	—	—	—	—	*	*
Alan B. Levine	32,813	(5)	*	—	—	—	—	*	*
Stanley E. Maron	178,813	(5)	*	—	—	—	—	*	*
Michael P. Muldowney	1,000,133	(8)	2.54	—	—	—	—	1.18	2.36
Scott J. Weiss	8,467,410	(4)	22.00	—	—	—	—	10.06	19.98
David Michael Schneider
Trust	2,762,267	(5)	6.70	—	—	—	—	3.18	6.52
Mounte LLC	8,810,000	(9)	22.89	3,844,200	100.00	49,745	100.00	64.73	29.97
Lawrence J. Ellison	8,810,000	(9)	22.89	3,844,200	100.00	49,745	100.00	64.73	29.97
Michael R. Milken	8,810,000	(9)	22.89	3,844,200	100.00	49,745	100.00	64.73	29.97
Lowell J. Milken	8,810,000	(9)	22.89	3,844,200	100.00	49,745	100.00	64.73	29.97
Jocott Enterprises, Inc.	8,467,410	(4)	22.00	—	—	—	—	10.06	19.98
All directors and executive officers as a group (10 persons)	19,550,207	(10)	48.14	3,844,200	100.00	49,745	100.00	75.59	55.31

*	Indicates beneficial ownership of less than 1.0% of the outstanding Class A or Class B Common Stock or Series A Preferred Stock, as applicable.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 15, 2006 are deemed outstanding and to be beneficially owned by the person holding such options for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except for shares held jointly with a person’s spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, each stockholder identified in the table possesses the sole voting and disposition power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.

(2)	Based on approximately 38,492,851 shares of Class A Common Stock, 3,844,200 shares of Class B Common Stock and 49,745 shares of Series A Preferred Stock outstanding as of March 15, 2006.

(3)	Holders of Nextera’s Class B Common Stock are entitled to 10 votes per share. Holders of Nextera’s Series A Preferred Stock are entitled to 145 votes per share, which equals the number of whole shares of Class A Common Stock into which one share of Series A Preferred Stock is convertible.

(4)	At the closing of the Transaction, 8,467,410 shares of Class A Common Stock were issued to Jocott Enterprises, Inc. Messrs. Millin and Weiss are each directors of Jocott Enterprises, Inc. and (together with their respective spouses) a trustee and beneficiary of living trusts that own all of the shares of Jocott Enterprises, Inc. Each of Messrs. Millin and Weiss have disclaimed all beneficial ownership of the shares held by Jocott Enterprises, Inc., except to the extent of their respective pecuniary interests therein.

(5)	Represents shares issuable with respect to options exercisable within 60 days of March 15, 2006.

(6)	Includes 144,500 shares issuable with respect to options exercisable within 60 days of March 15, 2006.

(7)	Steven B. Fink, in his capacity as a manager of Mounte LLC, may be deemed to have the power to direct the voting and disposition of, and to share beneficial ownership of, any shares of Common Stock and Series A Preferred Stock owned by Mounte LLC. Includes 8,810,000 of Class A Common Stock, 3,844,200 shares of Class B Common Stock, and 48,906 shares of Series A Preferred Stock held by Mounte LLC of which Mr. Fink has disclaimed all beneficial ownership except to the extent of his pecuniary interest therein. Also includes 123,813 shares issuable with respect to options exercisable within 60 days of March 15, 2006.

(8)	Includes 855,833 shares issuable with respect to options exercisable within 60 days of March 15, 2006and 79,000 shares held by the Muldowney Children Irrevocable Trust. Mr. Muldowney has disclaimed all beneficial ownership of the shares held by the Muldowney Children Irrevocable Trust.

(9)	Lawrence J. Ellison, Michael R. Milken and Lowell J. Milken may each be deemed to have the power to direct the voting and disposition of, and to share beneficial ownership of, any shares of Common Stock and Series A Preferred Stock owned by Mounte LLC. Lawrence J. Ellison, Michael R. Milken and Lowell J. Milken may be deemed to be a group within the meaning of Rule 13d-5 under the Exchange Act. Lawrence J. Ellison is Chairman and Chief Executive Officer of Oracle Corporation. Michael R. Milken is a manager and member of Mounte LLC.

(10)	Includes 2,117,597 shares issuable with respect to options exercisable within 60 days of March 15, 2006, and 79,000 shares held by the Muldowney Children Irrevocable Trust of which Mr. Muldowney has disclaimed all beneficial ownership.

PERFORMANCE GRAPH
      SEC rules require proxy statements to contain a performance graph comparing, over a five-year period, the performance of Nextera’s Class A Common Stock against the Nasdaq Composite Index (U.S. Companies), and against either a published industry or line-of-business index or a group of peer issuers or issuers with similar market capitalization.
      Because we did not have any business operations during the fiscal year ended December 31, 2005, we do not believe that we can reasonably identify a group of comparable peer companies. Accordingly, we have selected the Russell 2000 Index for comparison of issuers with similar market capitalizations to Nextera.
      The following graph compares total stockholder return on Nextera’s Class A Common Stock since December 31, 2000 to two indices: the Nasdaq Composite Index (U.S. companies), and the Russell 2000 Index. The graph assumes an initial investment of $100 on December 31, 2000 and reinvestment of all dividends.
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG NEXTERA ENTERPRISES, INC.
NASDAQ MARKET INDEX AND RUSSELL 2000 INDEX

	Cumulative Total Return

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

NEXTERA ENTERPRISES, INC	100.00	62.17	62.17	63.94	78.15	60.39
RUSSELL 2000 INDEX	100.00	101.02	79.22	115.16	135.31	139.81
NASDAQ MARKET INDEX (U.S.)	100.00	77.19	54.01	82.10	89.52	92.74
      The closing price of Nextera’s Class A Common Stock on December 30, 2005, the last trading day of 2005, was $0.34 per share.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Board of Directors (the “Compensation Committee”) administers Nextera’s executive compensation program and establishes the salaries of Nextera’s executive officers. The Compensation Committee consists of our two independent Directors, Messrs. Grinstein and Levine, and Messrs. Maron and Sandler.
Compensation Philosophy
      The general philosophy of the Compensation Committee is to provide executive compensation designed to enhance our enterprise value, including annual compensation, consisting of salary and bonus awards, and long-term compensation, consisting of stock options and other equity based compensation. To this end, the Compensation Committee designs compensation plans and incentives to link the financial interests of Nextera’s executive officers to the interests of its stockholders, to encourage support of Nextera’s long-term goals, to tie executive compensation to Nextera’s performance, to attract and retain talented leadership and to encourage significant ownership of Nextera’s common stock by executive officers.
      In making decisions affecting executive compensation, the Compensation Committee reviews the nature and scope of the executive officer’s responsibilities as well as his or her effectiveness in supporting Nextera’s long-term goals. The Compensation Committee also considers the compensation practices of other organizations that compete with Nextera. Based upon these and other factors which it considers relevant, and in light of Nextera’s overall long-term performance, the Compensation Committee has considered it appropriate, and in the best interest of the stockholders, to set the overall executive compensation at competitive market levels to enable Nextera to continue to attract, retain and motivate the highest level of executive personnel.
      There are two primary types of compensation provided Nextera’s executive officers:

•	Annual compensation, which includes base salary intended to provide a stable annual salary at a level consistent with individual contributions, and annual performance bonuses intended to link officers’ compensation to Nextera’s and the individual’s performance.

•	Long-term compensation, which includes stock or other equity based compensation and long-term incentive awards intended to encourage actions to maximize stockholder value.
Annual Compensation

Base Salary
      Consistent with its stated philosophy, the Compensation Committee aims to position base salaries for Nextera’s executive officers annually at levels that are equal to or slightly higher than the comparison group, with consideration of the performance of Nextera, individual performance of each executive and the executive’s scope of responsibility in relation to other officers and key executives within Nextera. In selected cases, other factors may also be considered.

Annual Incentive Bonuses
      Nextera pays cash bonuses to its executive officers at the end of each fiscal year based primarily on Nextera’s performance in relation to predetermined objectives, individual executive performance for the year then ended and compensation survey information for executives employed within Nextera’s market segment. An executive’s bonus in any given year varied depending on:

•	The ability of the executive to meet financial targets.

•	Key contributions made by the executive during the year.

•	Industry practice.

Long-Term Compensation
      The Compensation Committee is committed to long-term incentive programs for executives that promote the long-term growth of Nextera. The Compensation Committee believes that the management employees should be rewarded with a proprietary interest in Nextera for continued long-term performance and to attract, motivate and retain qualified and capable executives.
Equity Based Compensation
      Nextera grants stock options to provide long-term incentives and to align employee and stockholder long-term interest. Stock options provide a direct link between compensation and stockholder return. The exercise price of stock options granted to executives is generally equal to the fair market value of Nextera’s Class A Common Stock on the date of the grant. The vesting schedule for options granted under Nextera’s option plans is generally set to emphasize the long-term incentives provided by option grants. A longer vesting schedule is generally selected to encourage executives to consider the long-term welfare of Nextera and to establish a long-term relationship with Nextera. It is also designed to reduce executive turnover and to retain the trained skills of valued employees.
      The number of options granted to individual executive officers depends upon the executive’s position at Nextera, his or her performance prior to the option grant and market practices within the consulting industry. Because the primary purposes of granting options are to provide incentives for future performance and retain highly skilled and valued executives, the Compensation Committee considers the number of shares that are not yet exercisable by an executive under previously granted options when granting additional stock options.
Compensation of Chief Executive Officer
      Each year, the Compensation Committee reviews the chief executive officer’s compensation and his individual performance, as well as Nextera’s overall performance, for the calendar year under review.
      Michael P. Muldowney was named President in December 2003, a position he held until March 9, 2006. Mr. Muldowney currently receives an annual base salary of $310,000 and an annual discretionary bonus in an amount determined by the Board of Directors, in accordance with his employment agreement. The Compensation Committee approved a bonus of $85,000 for Mr. Muldowney during 2005 based on his contributions to Nextera in 2005, specifically, leading acquisition negotiations and due diligence efforts, and achieving balance sheet and expense management objectives.
Internal Revenue Code Section 162(m)
      The Compensation Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and the other senior executive officers, other than compensation that is performance-based under a plan that is approved by the shareholders of the corporation and that meets certain other technical requirements. Based on these requirements, the Compensation Committee has determined that Section 162(m) will not prevent Nextera from receiving a tax deduction for any of the compensation paid to executive officers.

Incorporation by Reference
      This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Nextera specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
      Submitted on March 28, 2006 by the members of the Compensation Committee of Nextera’s Board of Directors.

COMPENSATION COMMITTEE

Keith D. Grinstein
Alan B. Levine
Stanley E. Maron
Richard V. Sandler

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Woodridge Transaction
      On March 9, 2006, Nextera and its wholly owned subsidiary Woodridge entered into an asset purchase agreement (the “Purchase Agreement”), with Jocott Enterprises, Inc. (“Seller”); Joseph J. Millin and Valerie Millin, Trustees of the Millin Family Living Trust Dated November 18, 2002; Scott J. Weiss and Debra Weiss, as Trustees of the Scott and Debra Weiss Living Trust; Joseph J. Millin; and Scott J. Weiss, under which Woodridge purchased substantially all of the assets of Seller.
      The purchase price comprised:

•	$22.5 million in cash (subject to purchase price adjustments);

•	8,467,410 unregistered restricted shares of Nextera Class A Common Stock (the “Sale Shares”);

•	the assumption by Woodridge of a promissory note of Seller in the principal amount of $1.0 million, which assumed debt was paid in full by Woodridge on the closing date of the Transaction; and

•	an earn-out of up to $2.5 million which is payable if the audited EBITDA of Woodridge for the period from the closing date of the Transaction through December 31, 2006 exceeds $4.2 million, and is fully earned at approximately $6.5 million of audited EBITDA of Woodridge. This earn-out amount, if any, is payable in the second quarter of 2007.
      $2 million of the cash purchase price together with the total earn-out amount, if any, are to be held in escrow until September 2007 to secure the payment of any indemnification obligations of Seller. The payment of any indemnification obligations of Seller is also secured by a pledge of the Sale Shares.
      As a condition to the closing of the Transaction, Nextera was required to increase the size of the Board of Directors to nine members, and, effective as of the closing, Messrs. Millin and Weiss were elected to fill the resultant vacancies on the Board of Directors. Messrs. Millin and Weiss also entered into employment agreements with Nextera and Woodridge. All of the shares of Seller are owned by two living trusts; Mr. Millin serves as a trustee, and is a beneficiary, of one of the living trusts and Mr. Weiss serves as a trustee, and is a beneficiary, of the other living trust.
      Under the Purchase Agreement, Seller is granted “piggyback” registration rights with respect to the Sale Shares. In addition, each of Seller, the shareholders of Seller, and Messrs. Millin and Weiss agreed not to compete with the personal care, healthcare and beauty product business of Woodridge for a period of five years from and after the closing or, with respect to Messrs. Millin and Weiss, the date of termination of their employment (reduced to two years for Mr. Millin and Mr. Weiss if their employment contracts are not renewed by Woodridge or Nextera, if they are terminated without cause or if they terminate their employment for good reason).
      Woodridge was formerly known as W Lab Acquisition Corp., and Jocott Enterprises, Inc. was formerly known as Woodridge Labs, Inc. Both companies changed their names following the consummation of the Transaction.
Debentures and Series A Cumulative Convertible Preferred Stock
      On December 14, 2000, Nextera entered into a Note Conversion Agreement with Mounte LLC whereby Mounte LLC converted certain debentures into shares of Series A Preferred Stock. The Series A Preferred Stock currently bears dividends at a 7% rate. Such dividends are payable quarterly in arrears in cash or, at the option of Nextera, in additional nonassessable shares of Series A Preferred Stock.
      The Series A Preferred Stock carries a liquidation preference equal to $100 per share and is convertible into Class A Common Stock at the option of the holder. The Series A Preferred Stock is convertible at a price equal to $0.6875 per share. Each holder of Series A Preferred Stock is entitled to vote on matters presented to stockholders on an as converted basis. Holders of our Series A Preferred Stock are entitled to 145 votes per share (which equals the number of whole shares of Class A Common Stock into which one share of Series A Preferred Stock is convertible) on all matters to be voted upon for each share of Series A Preferred Stock held.
      Beginning on December 14, 2004, in the event that the average closing price of Nextera’s Class A Common Stock for the 30 days prior to the redemption is at least $1.0313, the Series A Preferred Stock may be redeemed at the option of Nextera at a price equal to $106 per share plus accrued unpaid dividends through December 14, 2005. Each year thereafter, the redemption price will decrease $1 per share until December 14, 2010, at which point the redemption price will be fixed at $100 per share plus accrued unpaid dividends.
      Steven B. Fink, a director of Nextera, is a manager of Mounte LLC.
Legal Services
      The law firm of Maron & Sandler has provided legal services to us since February 1997. Messrs. Maron and Sandler, two members of our Compensation Committee, are partners of Maron & Sandler. In 2005, Maron & Sandler billed us approximately $25,000 for legal services rendered. Mr. Sandler also serves as our Chairman and Mr. Maron serves as our Secretary. Since Mr. Sandler became Vice-Chairman and subsequently Chairman of Nextera, no legal fees relating to Mr. Sandler’s services to Nextera have been billed to us.

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of the Board of Directors (the “Audit Committee”) oversees Nextera’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
      The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Nextera’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statements on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and Nextera including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees) and considered the compatibility of nonaudit services with the independent registered public accounting firm’s independence.
      The Audit Committee discussed with Nextera’s independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Nextera’s internal controls, and the overall quality of Nextera’s financial reporting.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as Nextera’s independent registered public accounting firm for the year ending December 31, 2006.
      The Audit Committee is governed by a written charter, attached to this proxy statement as Appendix A, adopted by the Board of Directors. The Audit Committee held six meetings during 2005. The members of the Audit Committee are considered independent because they satisfy the independence requirements as defined by the rules and regulations of The Nasdaq Stock Market and Rule 10A-3 of the Exchange Act.
AUDIT COMMITTEE
Alan B. Levine, Chairman
Keith D. Grinstein
March 28, 2006

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2006 and has directed that management submit the selection of the independent registered public accounting firm to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP audited our financial statements for the years ended December 31, 2003, 2004 and 2005. During the year ended December 31, 2005, Ernst & Young LLP served as Nextera’s principal independent registered public accounting firm and provided certain tax and other services. See “Principal Accountant Fees and Services.” Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
      Stockholders are not required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. However, we are submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Nextera and its stockholders.
      The affirmative vote of the holders of a majority of the voting power of the shares represented and voting either in person or by proxy at the meeting will be required to ratify the selection of Ernst & Young LLP, as our independent registered public accounting firm for the year ended December 31, 2006.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 2.
Principal Accounting Fees and Services
      The following table summarizes the aggregate fees billed to Nextera by its independent registered public accounting firm, Ernst & Young, LLP, for the years ended December 31, 2005 and 2004:

	2005	2004

Audit Fees(1)	$90,500	$87,500
Audit-Related Fees(2)	—	11,000
Tax Fees(3)	1,265	150,044
All Other Fees(4)	1,500	1,500

Total	$93,265	$250,044

(1)	Audit fees consist of fees billed for professional services rendered for the audit of Nextera’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and other services associated with regulatory filings.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Nextera’s consolidated financial statements and are not reported under “Audit Fees.” For the years ended December 31, 2005 and 2004, these principally included employee benefit plan audits.

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax consultations, and tax merger and acquisition due diligence.

(4)	All other fees consist of fees for products and services other than the services reported above. For the years ended December 31, 2005 and 2004, this category included a subscription fee for technical research material.
      The Audit Committee’s policy is to pre-approve all audit and non-audit services by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category or services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to Mr. Levine, the Chairman of the Audit Committee, for services required on an expedited basis. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services proved by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the audit, audit-related, tax and other services provided by Ernst & Young LLP in fiscal year 2005 and related fees were approved in accordance with the Audit Committee’s policy.
STOCKHOLDER PROPOSALS
      Any stockholder who desires to present proposals at the 2007 annual meeting of stockholders and to have such proposals set forth in the proxy statement and form of proxy mailed in conjunction with such annual meeting must submit such proposals in writing to our Secretary no later than January 24, 2007. Nextera’s Bylaws require that for nominations of persons for election to the Board of Directors or the proposal of business to be considered by the stockholders at an annual meeting, a stockholder must give timely written notice thereof. To be timely for the 2007 annual meeting of stockholders, such notice must be delivered to our Secretary at our principal executive office, at 10 High Street, Boston, Massachusetts 02110, not less than 60 days nor more than 90 days prior to the close of business on May 24, 2007, provided, that if the 2007 annual meeting of stockholders is advanced or delayed by more than 30 days from May 24, 2007, such notice must be delivered not earlier than the close of business on the 90th day prior to the 2007 annual meeting and not later than the close of business on the later of the 60th day prior to the 2007 annual meeting or the 10th day following the earlier of (i) the day on which notice of the meeting was mailed or (ii) the date we first publicly announce the date of the 2006 annual meeting. The stockholder’s notice must contain and be accompanied by certain information as specified in the Bylaws. It is recommended that any stockholder desiring to make a nomination or submit a proposal for consideration obtain a copy of the Bylaws, which may be obtained without charge from our Secretary upon written request addressed to the Secretary at our principal executive offices.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires Nextera’s directors and executive officers, and persons who own more than ten percent of a registered class of Nextera’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Nextera’s Class A Common Stock, Class B Common Stock and other equity securities. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish Nextera copies of all Section 16(a) forms they file.
      To our knowledge, based solely on a review of the copies of such reports furnished to Nextera, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent beneficial owners were complied with.
OTHER MATTERS
“Householding” of Proxy Materials
      The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirement for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Brokers with account holders who are Nextera stockholders may be “householding” our proxy materials. If you hold your shares in an account with one of those brokers, a simple proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Nextera Enterprises, Inc., 10 High Street, Boston, Massachusetts 02110, or call (617) 262-0055. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communication should contact their broker.
Other Business
      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
Annual Report on Form 10-K
      A copy of Nextera’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC, excluding exhibits, may be obtained by stockholders without charge by written request addressed to 10 High Street, Boston, Massachusetts 02110.
      All stockholders are urged to complete, sign, date and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

Stanley E. Maron
Secretary
April 24, 2006

APPENDIX A
Nextera Enterprises, Inc.
Charter of the Audit Committee of the Board of Directors
Purpose
      The purpose of the Audit Committee (the “Committee”) is to provide assistance to the Board of Directors (the “Board”) of Nextera Enterprises, Inc. (the “Company”) in fulfilling the Board’s oversight responsibilities regarding the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s independent auditor. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Committee, other members of the Board, the independent auditor and the financial management of the Company.
Membership
      The Committee shall consist of two members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall satisfy the “independence” requirements of The Nasdaq Stock Market. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement or must be able to do so within a reasonable period of time after his or her appointment to the Committee. At least one Committee member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background (including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities) which results in the Committee member’s financial sophistication. This member must meet the definition of a “financial expert” as defined by the Securities and Exchange Commission.
Committee Organization and Procedures
      1. The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.
      2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.
      3. The Committee shall meet at least twice in each fiscal year, and more frequently as the Committee in its discretion deems desirable.
      4. The Committee may, in its discretion, include in its meetings members of the Company’s financial management, representatives of the independent auditor, the senior manager responsible for internal audit and other financial personnel employed or retained by the Company. The Committee may meet with the independent auditor or the senior manager responsible for the internal audit function in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management’s presence. The Committee may likewise meet privately with management, as it deems appropriate.
      5. The Committee may, in its discretion, utilize the services of the Company’s regular corporate legal counsel with respect to legal matters or, at its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

Responsibilities
     Independent Auditor
      6. The independent auditor shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company’s annual financial statements and related services. In this regard, the Committee shall periodically evaluate the performance of the independent auditor and, if necessary, recommend that the Board replace the independent auditor.
      7. The Committee shall approve the fees to be paid to the independent auditor and any other terms of the engagement of the independent auditor.
      8. The Committee shall receive from the independent auditor, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

Annual Audit
      9. The Committee shall meet with the independent auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.
      10. The Committee shall review1 and discuss the audited financial statements with the management of the Company.
      11. The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements; (ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the independent auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates or the disclosures in the financial statements.
      12. The Committee shall, based on the review and discussions in paragraphs 10 and 11 above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 8 above, recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Review
      13. The independent auditor is required to review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and

      1 Auditing literature, particularly, Statement of Accounting Standards No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by independent accountants. The members of the Audit Committee are not independent accountants, and the term “review” as used in this Audit Committee charter is not intended to have this meaning. Consistent with footnote 47 of SEC Release No. 34-42266, any use in this Audit Committee Charter of the term “review” should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of interim financial statements.

Exchange Commission, prior to the filing of the Form 10-Q. Furthermore, prior to filing the Form 10-Q, the independent auditor shall meet, either in person or telephonically, with the Committee as a whole or the Committee Chair to discuss their findings.

Internal Controls
      14. The Committee shall discuss with the independent auditor and the senior manager responsible for the internal audit function, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.
      15. The Committee shall discuss with the independent auditor and with management any management letter provided by the independent auditor and any other significant matters brought to the attention of the Committee by the independent auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the independent auditor.
      16. The Committee shall discuss at least annually with the senior manager responsible for internal audit the activities and organizational structure of the Company’s internal audit function and the qualifications of the primary personnel performing such function. Such senior manager shall be granted unfettered access to the Committee.

Other Responsibilities
      17. The Committee shall review and reassess the Committee’s charter at least annually and submit any recommended changes to the Board for its consideration.
      18. The Committee shall provide the report for inclusion in the Company’s Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.
      19. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee’s actions and recommendations, if any.

NEXTERA ENTERPRISES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2006
The undersigned stockholder of Nextera Enterprises, Inc., a Delaware corporation (the “Company”), hereby appoints Richard V. Sandler and Michael P. Muldowney, and each of them, with full power to act without the other and with power of substitution, as proxies and attorneys-in-fact for the undersigned, to attend the annual meeting of the Company’s stockholders to be held on May 24, 2006 and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting.
The Board of Directors recommends a vote FOR Proposals 1 and 2.
     Proposal 1. — To elect the following persons who are nominees to the Company’s Board of Directors:

Ralph Finerman	Alan B. Levine	Michael P. Muldowney
Steven B. Fink	Stanley E. Maron	Richard V. Sandler
Keith D. Grinstein	Joseph J. Millin	Scott J. Weiss

FOR	WITHHOLD AUTHORITY For all (except as indicated to the contrary below)
☐	☐
             (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below)

                         Proposal 2. — To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

FOR	AGAINST	ABSTAIN
☐	☐	☐
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
The proxy holders are authorized to vote in their discretion upon any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

PLEASE DATE THIS PROXY AND SIGN IT EXACTLY AS YOUR NAME OR NAMES APPEAR BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SHARES ARE HELD BY A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SHARES ARE HELD BY A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

Signature(s)	Dated: , 2006

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES BELOW.